Exhibit 21.1

                                  SUBSIDIARIES

       The Company's principal wholly-owned subsidiaries at December 31, 1998, were as follows:

                                    COUNTRY OF
COMPANY                             INCORPORATION              PRINCIPAL ACTIVITY
-------                             -------------              ------------------
Cronos Containers Limited*          UK                         Container leasing management
                                                               and administration
Cronos Containers N.V.*             Netherlands Antilles       Container management,
                                                               financing and administration
Cronos Containers (Cayman) Limited* Cayman Islands             Container management and
                                                               administration
Cronos Capital Corp.                USA                        General Partner and limited
                                                               partnership administration
Cronos Securities Corp.             USA                        Securities brokering
Cronos Containers Inc.              USA                        Administration and marketing
                                                               - USA
Cronos Containers PTE Limited*      Singapore                  Administration and marketing
                                                               - Singapore
Cronos Containers Pty Limited*      Australia                  Administration and marketing
                                                               - Australia
Cronos Containers S.r.l.            Italy                      Administration and marketing
                                                               - Southern Europe
Cronos Containers (Hong Kong)       Hong Kong                  Administration and marketing
Limited*                                                       - Hong Kong and Australia
Cronos Container Leasing GmbH       Germany                    Administration and marketing
                                                               - Germany
Cronos Equipment S.A.*              Liberia                    Container investment
Cronos Equipment (Jersey) Ltd*      Jersey                     Container investment
Cronos Equipment (Bermuda) Ltd*     Bermuda                    Container investment
Cronos Containers Insurance Ltd*    Guernsey                   Container insurance
Cronos Equipment Limited            UK                         Administration
Advanced Property Services Limited  UK                         Property investment
Cronos Containers (Belgium) N.V.    Belgium                    Administration and marketing
                                                               - Belgium
CG Finance BV                       Netherlands                Financing
Cronos Management N.V.*             Netherlands Antilles       Holding Company and provision
                                                               of Executive services
Cronos Holdings Investments Inc.    USA                        Holding Company
Cronos Containers Scandinavia AB    Sweden                     Administration and Marketing
                                                               - Scandinavia
Intermodal Leasing AB               Sweden                     Container investment

--------------------

* Denotes companies owned directly by the Company. All the other companies are owned indirectly.



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